Exhibit 10.18

FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into by and between Cano Petroleum, Inc., a Delaware corporation with its principal executive offices in Fort Worth, Texas (the “Company”), and Michael J. Ricketts, an individual currently residing in Tarrant County, Texas (“Vice President”), effective as of the 31st day of December, 2008 (the “Amendment Effective Date”).

WHEREAS, the Company and Vice President entered into that certain Employment Agreement dated May 28, 2004, but effective June 1, 2004, as amended by the First Amendment to Employment Agreement effective January 1, 2006; Second Amendment to Employment Agreement effective June 1, 2006; Third Amendment to Employment Agreement effective June 29, 2007; and Fourth Amendment to Employment Agreement effective May 31, 2008 (the “Agreement”); and

WHEREAS, the Company and Vice President desire to amend, alter, modify, and change the provisions of the Agreement to bring the provisions into compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, for and in consideration of the mutual benefits to be obtained hereunder and other good and valuation consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Company and Vice President do hereby agree to amend, alter, modify and change the Agreement, as of the Amendment Effective Date as follows:

1.                                      Section 12 of the Agreement is hereby adding the following new sentence at the end of the first paragraph of said Section:

Subject to Section 18 below, all payments made pursuant to this Section 12 shall be paid in a single lump sum within ten (10) days following Vice President’s termination of employment, and any provision of in-kind benefits hereunder shall not affect the in-kind benefits provided in any other taxable year.

Except as specifically amended hereby, the Agreement remains in full force and effect as originally written.

Signatures

To evidence the binding effect of the covenants and agreements described above, the parties hereto have executed this Amendment effective as of the date first written above.

THE COMPANY:

CANO PETROLEUM, INC.

By:	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson, Chairman and CEO

VICE PRESIDENT:

By:	/s/ Michael J. Ricketts
Michael J. Ricketts